UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 18, 2009

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)

Clarendon House, Church Street, Hamilton		HM 11 Bermuda
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On May 18, 2009, in connection with the closing of the purchase (the “Closing”) by Time Warner Media Holdings B.V. (“TWBV”) of an aggregate of 14,500,000 shares of the Class A Common Stock and 4,500,000 shares of the Class B Common Stock of Central European Media Enterprises Ltd. (the “Company”) pursuant to that certain Subscription Agreement, dated March 22, 2009 (the “Subscription Agreement”), by and between the Company and TW Media Holdings LLC (“TWMH”) (which assigned all of its rights and obligations under the Subscription Agreement to TWBV on May 1, 2009), the Company entered into a Registration Rights Agreement with TWBV (the “Registration Rights Agreement”), an Investor Rights Agreement with TWBV and certain other shareholders of the Company (the “Investor Rights Agreement”), and an Irrevocable Voting Deed and Corporate Representative Appointment with TWBV and certain other shareholders of the Company (the “Voting Agreement”).  The Registration Rights Agreement, the Investor Rights Agreement and the Voting Agreement were each previously described in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 23, 2009, which is incorporated herein by reference.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Closing, on May 18, 2009, Mr. Olaf Olafsson, Executive Vice President of Time Warner Inc., was appointed to the Board of Directors of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: May 18, 2009	/s/ Wallace Macmillan
Wallace Macmillan Chief Financial Officer